Exhibit 99.1

Contact:	Curtis Garner
Chief Financial Officer
Otelco Inc.
205-625-3571
Curtis@otelcotel.com.

Otelco Reports Fourth Quarter and Year 2010 Results

ONEONTA, Alabama (February 16, 2011) – Otelco Inc. (NASDAQ: OTT) (TSX: OTT.un), a wireline telecommunications services provider in Alabama, Maine, Massachusetts, Missouri, New Hampshire and West Virginia, today announced results for its fourth quarter and year ended December 31, 2010.  Key highlights for Otelco include:

•	Total revenues of $25.9 million for fourth quarter and $104.4 million for 2010.
•	Operating income of $6.8 million for fourth quarter and $26.4 million for 2010.
•	Adjusted EBITDA (as defined below) of $12.8 million for fourth quarter and $50.7 million for 2010.

“We were pleased with our strong fourth quarter financial results, as the Company generated operating income of $6.8 million and adjusted EBITDA of $12.8 million,” said Mike Weaver, President and Chief Executive Officer of Otelco. “For the first time in our corporate history, we generated annual adjusted EBITDA in excess of $50 million, with an increase in total annual revenue and improving EBITDA margins.

“Our cash position remains strong,” continued Weaver.  “We increased our cash for the year by $0.5 million after making a voluntary repayment of senior debt of $6.1 million and an increase in capital expenditures of $0.6 million to expand our CLEC operations in New England, our video products in Alabama and our wireless data offerings in Missouri.

“Our plans for 2011 include continuing the expansion of our CLEC services into New Hampshire as well as establishing CLEC services in Massachusetts,” added Weaver.  “To lead this expansion, we have completed the reorganization of our sales and marketing departments and more than doubled our sales team.  Although we experienced some loss of access line equivalents in the fourth quarter, we believe this was primarily due to our refusal to compete solely on price and our commitment to providing quality products and services to our customers.

“One of our goals for 2010 was to control our cost of services and products and reduce our selling and administrative costs. Our efforts on this front were successful as evidenced by the improvement in our EBITDA margin of 1.5%,” Weaver concluded.  “We will continue to explore alternative means of delivering products and services to our customers as we remain focused on controlling our costs.   Our commitment to building value for and returning cash to our shareholders is unwavering, as evidenced by our twenty-fourth consecutive IDS dividend.”

Distribution to Income Deposit Security Holders

Each quarter, the Board will consider the declaration of dividends during its normally scheduled meeting.  For this quarter, the Board is meeting on February 23, 2011.  The scheduled interest and any dividend declared will be paid on March 30, 2011, to holders of record as of the close of business on March 15, 2011.  The interest payment will cover the period from December 30, 2010 through March 29, 2011.  Currently, it is anticipated that the Company’s dividends in 2011 will continue to be treated as a return of capital for tax purposes.  The Company has made twenty-four successive quarterly distributions of dividends and interest since its IDS units were originally offered to the public in December 2004.

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Otelco Reports Fourth Quarter 2010 Results

February 16, 2011

Fourth Quarter 2010 Financial Summary
(Dollars in thousands, except per share amounts)

	Three Months Ended December 31,		Change
	2009	2010	Amount	Percent
Revenues	$26,055	$25,950	$(105)	(0.4	) %
Operating income	$5,537	$6,761	$1,224	22.1%
Interest expense	$(5,901)	$(6,258)	$357	6.0%
Net income (loss) available to stockholders	$(200)	$596	$796	*
Basic net income (loss) per share	$(0.02)	$0.04	$0.06	*
Diluted net income (loss) per share	$(0.02)	$0.04	$0.06	*

Adjusted EBITDA(a)	$12,211	$12,780	$569	4.7%
Capital expenditures	$3,204	$3,782	$578	18.0%

* Not a meaningful calculation

	Year Ended December 31,		Change
	2009	2010	Amount	Percent
Revenues	$103,755	$104,400	$645	0.6%
Operating income	$21,927	$26,369	$4,442	20.3%
Interest expense	$(25,416)	$(24,747)	$(669)	(2.6	) %
Net income (loss) available to stockholders	$(3,118)	$691	$3,809	*
Basic net income (loss) per share	$(0.25)	$0.05	$0.30	*
Diluted net income (loss) per share	$(0.25)	$0.05	$0.30	*

Adjusted EBITDA(a)	$48,848	$50,672	$1,824	3.7%
Capital expenditures	$9,596	$10,225	$629	6.6%

* Not a meaningful calculation

Reconciliation of Adjusted EBITDA to Net Income (Loss)
	Three Months Ended December 31,		Year Ended December 31,
	2009	2010	2009	2010
Net income (loss)	$(200)	$596	$(3,118)	$691
Add: Depreciation	3,850	3,673	14,445	13,837
Interest expense - net of premium	5,564	5,916	22,896	23,385
Interest expense - caplet cost	-	-	1,168	-
Interest expense - amortize loan cost	338	342	1,352	1,361
Income tax expense (benefit)	(258)	473	(1,367)	610
Change in fair value of derivatives	185	(543)	1,355	879
Loan fees	19	19	76	76
Amortization - intangibles	2,713	2,304	12,041	9,833
Adjusted EBITDA	$12,211	$12,780	$48,848	$50,672

(a) Adjusted EBITDA is defined as consolidated net income (loss) plus interest expense, depreciation and amortization, income taxes and certain non-recurring fees, expenses or charges and other non-cash charges reducing consolidated net income.  Adjusted EBITDA is not a measure calculated in accordance with generally acceptable accounting principles (GAAP).  While providing useful information, Adjusted EBITDA should not be considered in isolation or as a substitute for consolidated statement of operations data prepared in accordance with GAAP.  The Company believes Adjusted EBITDA is useful as a tool to analyze the Company on the basis of operating performance and leverage.  The definition of Adjusted EBITDA corresponds to the definition of Adjusted EBITDA in the indenture governing the Company’s senior subordinated notes and its credit facility and certain of the covenants contained therein.  The Company’s presentation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

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Otelco Reports Fourth Quarter 2010 Results

February 16, 2011

Otelco Inc. - Key Operating Statistics

					Quarterly		Annual
					% Change		% Change
	December 31,		Sept. 30,	Dec. 31,	Sept. 30-Dec. 31
	2008	2009	2010	2010	2010		2009-2010
Otelco access line equivalents(1)	100,043	100,356	100,872	99,639	(1.2	) %	(0.7	) %

RLEC and other services:
Voice access lines	51,530	48,215	46,359	45,461	(1.9	) %	(5.7	) %
Data access lines	18,709	20,066	20,890	20,852	(0.2	) %	3.9%
Access line equivalents(1)	70,239	68,281	67,249	66,313	(1.4	) %	(2.9	) %
Cable television customers	4,082	4,195	4,248	4,227	(0.5	) %	0.8%
Additional internet customers	11,864	9,116	7,483	6,975	(6.8	) %	(23.5	) %
RLEC dial-up	1,183	786	447	393	(12.1	) %	(50.0	) %
Other dial-up	9,213	6,439	4,804	4,300	(10.5	) %	(33.2	) %
Other data lines	1,468	1,891	2,232	2,282	2.2%		20.7%

CLEC:
Voice access lines	26,558	28,647	30,118	29,944	(0.6	) %	4.5%
Data access lines	3,246	3,428	3,505	3,382	(3.5	) %	(1.3	) %
Access line equivalents(1)	29,804	32,075	33,623	33,326	(0.9	) %	3.9%
Wholesale network connections	98,187	132,324	145,300	149,043	2.6%		12.6%

	At and for the Years Ended				Annual Change
	December 31,				2009-2010
	2008	2009	2010		Amount		Percent
Total Revenues (in millions):	$77.1	$103.8	$104.4		$0.6		0.6%
RLEC	$54.4	$60.8	$58.4		$(2.4)		(3.9	) %
CLEC	$22.7	$43.0	$46.0		$3.0		7.0%

(1) We define access line equivalents as voice access lines and data access lines (including cable modems, digital subscriber lines, and dedicated data access trunks).

FINANCIAL DISCUSSION FOR FOURTH QUARTER 2010:

Revenue
Total revenues decreased 0.4% in the three months ended December 31, 2010, to $26.0 million from $26.1 million in the three months ended December 31, 2009.  CLEC revenue gains for local services and network access were offset by lower RLEC revenues.   Local services revenue decreased 0.5% in the fourth quarter and held at $12.1 million in both quarters ended December 31, 2010 and 2009.  Expansion of CLEC revenue produced a $0.3 million increase, which was offset by $0.3 million in lower RLEC basic service revenues.  Network access revenue decreased 1.2% in the fourth quarter to $8.3 million from $8.4 million in the quarter ended December 31, 2009. Access revenue related to RLEC subscriber usage and lower NECA settlements accounted for a decrease of $0.3 million, including 2010 cost study estimates.  CLEC state access and special access revenues increased $0.2 million as the Company continued its expansion into the New Hampshire market.  Cable television revenue in the three months ended December 31, 2010, increased 9.3% to just over $0.7 million in fourth quarter 2010 compared to just under $0.7 million in the same period in 2009.  Growth in digital family packages of $0.1 million was partially offset by a $0.1 million decrease in basic cable.  Internet revenue for the fourth quarter 2010 decreased 0.8% to stay at $3.5 million in both quarters ended December 31, 2010 and 2009. Growth in broadband data lines was offset by the loss of dial-up subscribers.  Transport services revenue increased 2.0% to $1.4 million in the three months ended December 31, 2010 and the same period in 2009.

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Otelco Reports Fourth Quarter 2010 Results

February 16, 2011

Operating Expenses
Operating expenses in the three months ended December 31, 2010, decreased 6.5% to $19.2 million from $20.5 million in the three months ended December 31, 2009.  Cost of services and products decreased 0.2% to stay at $9.9 million in the quarter ended December 31, 2010 and for the same period last year.   Reductions in RLEC costs and adjustments related to the settlement of the FairPoint bankruptcy were offset by higher costs associated with increasing CLEC revenue.  Selling, general and administrative expenses decreased 18.0% to $3.3 million in the three months ended December 31, 2010, from $4.0 million in the three months ended December 31, 2009.  Settlements with several carriers in 2010 decreased uncollectible reserves by $0.5 million coupled with decreases of $0.2 million in legal fees and insurance for a net change of $0.7 million.  Depreciation and amortization for fourth quarter 2010 decreased 8.9% to $6.0 million from $6.6 million in the fourth quarter 2009.  Amortization of intangible assets associated with the Country Road acquisition decreased $0.4 million, including a covenant not to compete and contract and customer base intangible assets. The remaining decrease of $0.2 million reflected lower depreciation of plant assets in Alabama partially offset by an increase in depreciation in Missouri.

Interest Expense
Interest expense increased 6.0% to $6.3 million in the quarter ended December 31, 2010, from $5.9 million a year ago. The increase in interest expense included $0.1 million in interest on the additional senior subordinated notes issued in the Class B conversion that occurred in June 2010 with the remaining change of $0.3 million due to changes in interest rates associated with a second interest rate swap becoming effective in 2010.

Change in Fair Value of Derivatives
As a requirement of the existing senior debt, the Company has two interest rate swap agreements intended to hedge changes in interest rates on its senior debt. The swap agreements do not qualify for hedge accounting under the technical requirements of Accounting Standards Codification 815. Changes in value for the two swaps are reflected in change in the fair value of derivatives on the income statement and have no impact on cash. Over the life of the swaps, the change in value will be zero, with no impact on Adjusted EBITDA or operations. The value of the swaps increased $0.5 million in fourth quarter 2010 compared to a decrease of $0.2 million in the same period of 2009.

Adjusted EBITDA
Adjusted EBITDA for the three months ended December 31, 2010, was $12.8 million compared to $12.2 million for the same period in 2009 and $12.7 million in the third quarter of 2010.  See financial tables for a reconciliation of Adjusted EBITDA to net income (loss).

Balance Sheet
As of December 31, 2010, the Company had cash and cash equivalents of $18.2 million compared to $17.7 million at the end of 2009.  Total long-term notes payable was reduced to $271.6 million, reflecting a voluntary prepayment of $6.1 million made in November 2010. The fourth quarter distribution of $5.6 million in interest and dividends to our shareowners and $0.3 million in interest to our bond holders occurred on December 30, 2010.  This represents the twenty-fourth consecutive quarterly distribution since going public in December 2004.

Capital Expenditures
Capital expenditures were $3.8 million for the quarter as the Company continues to grow and invest in its infrastructure.  The Company is expanding its CLEC capabilities in Maine and New Hampshire; enhancing DSL and wireless broadband capacity; and expanding IPTV capability in Alabama.

Fourth Quarter Earnings Conference Call
Otelco has scheduled a conference call, which will be broadcast live over the internet, on Thursday, February 17, 2011, at 11:00 a.m. ET.  To participate in the call, participants should dial (913) 312-1471 and ask for the Otelco call 10 minutes prior to the start time.  Investors, analysts and the general public will also have the opportunity to listen to the conference call free over the internet by visiting the Company's website at www.OtelcoInc.com  or www.earnings.com. To listen to the live call online, please visit the website at least 15 minutes early to register, download and install any necessary audio software.  For those who cannot listen to the live webcast, a replay of the webcast will be available on the Company's website at www.OtelcoInc.com or www.earnings.com for 30 days.  A one-week telephonic replay may also be accessed by calling (719) 457-0820 and using the passcode 6468816.

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Otelco Reports Fourth Quarter 2010 Results

February 16, 2011

ABOUT OTELCO
Otelco Inc. provides wireline telecommunications services in Alabama, Maine, Massachusetts, Missouri, New Hampshire and West Virginia.  The Company’s services include local and long distance telephone, network access, transport, digital high-speed data lines and dial-up internet access, cable television and other telephone related services. With more than 99,000 voice and data access lines, which are collectively referred to as access line equivalents, Otelco is among the top 25 largest local exchange carriers in the United States based on number of access lines.  Otelco operates ten incumbent telephone companies serving rural markets, or rural local exchange carriers.  It also provides competitive retail and wholesale communications services through several subsidiaries.  For more information, visit the Company’s website at www.OtelcoInc.com.

FORWARD LOOKING STATEMENTS
Statements in this press release that are not statements of historical or current fact constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes”, “belief,” “expects,” ‘intends,” “anticipates,” “plans,” or similar terms to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission.

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Otelco Reports Fourth Quarter 2010 Results

February 16, 2011

OTELCO INC.
CONSOLIDATED BALANCE SHEETS
	As of	As of
	December 31,	December 31,
	2009	2010
Assets
Current assets
Cash and cash equivalents	$17,731,044	$18,226,374
Accounts receivable:
Due from subscribers, net of allowance for doubtful
accounts of $473,572 and $230,752, respectively	4,650,909	4,406,257
Unbilled receivables	2,444,979	2,161,277
Other	3,200,945	3,257,882
Materials and supplies	1,969,966	1,817,311
Prepaid expenses	1,342,249	1,305,028
Income tax receivable	389,486	-
Deferred income taxes	744,531	626,267
Total current assets	32,474,109	31,800,396

Property and equipment, net	69,028,973	63,887,213
Goodwill	188,190,078	188,190,078
Intangible assets, net	34,218,115	25,934,042
Investments	1,991,158	1,967,095
Deferred financing costs	6,964,015	5,757,825
Deferred income taxes	4,482,430	4,415,097
Prepaid expenses	-	106,685
Other assets	179,325	77,261
Total assets	$337,528,203	$322,135,692

Liabilities and Stockholders' Equity (Deficit)
Current liabilities
Accounts payable	$3,145,728	$1,523,944
Accrued expenses	6,167,023	6,129,859
Advance billings and payments	1,665,422	1,595,133
Deferred income taxes	394,850	353,285
Customer deposits	172,109	172,479
Total current liabilities	11,545,132	9,774,700
Deferred income taxes	42,239,262	42,512,576
Interest rate swaps	1,592,813	2,471,331
Advance billings and payments	698,352	656,968
Other liabilities	165,968	368,349
Long-term notes payable	273,717,301	271,595,855
Total liabilities	329,958,828	327,379,779

Class B common convertible to senior subordinated notes	4,085,033	-

Stockholders' Equity (Deficit)
Class A Common Stock, $.01 par value-authorized 20,000,000 shares;
issued and outstanding 12,676,733 and 13,221,404 shares, respectively	126,767	132,214
Class B Common Stock, $.01 par value-authorized 800,000 shares; issued
and outstanding 544,671 and 0 shares, respectively	5,447	-
Additional paid in capital	10,340,862	921,718
Retained deficit	(6,988,734)	(6,298,019)
Total stockholders' equity (deficit)	3,484,342	(5,244,087)
Total liabilities and stockholders' equity (deficit)	$337,528,203	$322,135,692

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Otelco Reports Fourth Quarter 2010 Results

February 16, 2011

OTELCO INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2010	2009	2010
Revenues
Local services	$12,126,018	$12,065,986	$48,441,222	$49,014,404
Network access	8,420,532	8,316,058	33,297,241	32,981,919
Cable television	655,848	716,754	2,489,011	2,798,672
Internet	3,484,669	3,455,752	14,027,365	14,014,819
Transport services	1,368,407	1,395,287	5,500,615	5,590,405
Total revenues	26,055,474	25,949,837	103,755,454	104,400,219
Operating expenses
Cost of services and products	9,933,348	9,912,225	41,178,502	41,286,418
Selling, general and administrative expenses	4,022,110	3,299,539	14,164,465	13,074,794
Depreciation and amortization	6,563,245	5,977,344	26,485,628	23,670,243
Total operating expenses	20,518,703	19,189,108	81,828,595	78,031,455

Income from operations	5,536,771	6,760,729	21,926,859	26,368,764

Other income (expense)
Interest expense	(5,901,295)	(6,257,673)	(25,416,024)	(24,746,542)
Change in fair value of derivatives	(184,887)	542,764	(1,354,759)	(878,518)
Other income	91,574	23,171	359,484	556,820
Total other expenses	(5,994,608)	(5,691,738)	(26,411,299)	(25,068,240)

Income (loss) before income tax	(457,837)	1,068,991	(4,484,440)	1,300,524
Income tax (expense) benefit	257,977	(472,974)	1,366,629	(609,809)

Net income (loss) available to common stockholders	$(199,860)	$596,017	$(3,117,811)	$690,715

Weighted average shares outstanding:
Basic	12,676,733	13,221,404	12,676,733	12,985,629
Diluted	13,221,404	13,221,404	13,221,404	13,221,404
Basic net income (loss) per share	$(0.02)	$0.04	$(0.25)	$0.05
Diluted net income (loss) per share	$(0.02)	$0.04	$(0.25)	$0.05

Dividends declared per share	$0.18	$0.18	$0.71	$0.71

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Otelco Reports Fourth Quarter 2010 Results

February 16, 2011

OTELCO INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
	Twelve Months Ended
	December 31,
	2009	2010
Cash flows from operating activities:
Net income (loss)	$(3,117,811)	$690,715
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation	14,444,714	13,837,560
Amortization	12,040,914	9,832,683
Interest rate caplet	1,168,522	-
Amortization of debt premium	(82,212)	(92,307)
Amortization of loan costs	1,351,906	1,361,351
Change in fair value of derivatives	1,354,759	878,518
Provision for deferred income taxes	(1,507,798)	428,098
Provision for uncollectible revenue	920,945	141,474
Changes in assets and liabilities; net of assets and liabilities acquired:
Accounts receivables	739,921	427,432
Material and supplies	339,909	152,655
Prepaid expenses and other assets	(200,341)	(69,464)
Income tax receivable	(207,842)	389,486
Accounts payable and accrued liabilities	1,094,474	(1,657,758)
Advance billings and payments	(400,085)	(111,673)
Other liabilities	(30,850)	202,751

Net cash from operating activities	27,909,125	26,411,521

Cash flows from investing activities:
Acquisition and construction of property and equipment	(9,596,049)	(10,225,229)
Purchase of investment	-	(1,708)
Proceeds from retirement of investment	(1,085)	1,067
Wholesale customer acquisition	(179,554)	-
Deferred charges	(6,551)	(1,845)

Net cash used in investing activities	(9,783,239)	(10,227,715)

Cash flows from financing activities:
Cash dividends paid	(8,937,097)	(9,225,091)
Direct cost of exchange of Class B shares for Class A shares	-	(194,053)
Loan origination costs	-	(155,160)
Repayment of long-term notes payable	(5,000,000)	(6,114,172)

Net cash used in financing activities	(13,937,097)	(15,688,476)

Net increase in cash and cash equivalents	4,188,789	495,330
Cash and cash equivalents, beginning of period	13,542,255	17,731,044

Cash and cash equivalents, end of period	$17,731,044	$18,226,374

Supplemental disclosures of cash flow information:
Interest paid	$23,378,798	$23,484,474

Income taxes paid (received)	$67,658	$(265,275)

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